 As filed with the Securities and Exchange Commission on October 19, 1999

                                 Registration Nos. 333-88607 - 333-88607-03
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ---------------

                              POST-EFFECTIVE

                            AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                        INTEGRATED CIRCUIT SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                 3674-100                23-2000174
 (State or Incorporation)     (Primary Standard        (I.R.S. Employer
                                  Industrial           Identification Number)
                             Classification Code
                                   Number)

         2435 Boulevard of the Generals, Norristown, Pennsylvania 19403
                                 (610) 630-5300
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                      SEE TABLE OF ADDITIONAL REGISTRANTS
                                  Hock E. Tan
                      President & Chief Executive Officer
                        INTEGRATED CIRCUIT SYSTEMS, INC.
                         2435 Boulevard of the Generals
                         Norristown, Pennsylvania 19403
                                 (610) 630-5300
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------
                                With a copy to:
                           Robert A. Friedel, Esquire
                              Pepper Hamilton LLP
                             3000 Two Logan Square
                             18th and Arch Streets
                        Philadelphia, Pennsylvania 19103
                                 (215) 981-4000
                                ---------------
   Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.
                                ---------------
   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 33-88607 - 333-88607-3

                                ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
                                ---------------
                             ADDITIONAL REGISTRANTS

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                                                         Address, including Zip
                                            Primary                       Code, and Telephone
     Exact Name of       State or Other     Standard         IRS           Number, including
       Registrant        Jurisdiction of   Industrial      Employer    Area Code, of Registrants'
    as Specified in      Corporation or  Classification Identification    Principal Executive
      its Charter         Organization    Code Number       Number              Offices
-------------------------------------------------------------------------------------------------
ICS Technologies,         Delaware            6794        51-0341792   Suite 10A
 Inc. .................                                                2500 West Fourth Street
                                                                       Wilmington, DE 19805
                                                                       (302) 656-2928
-------------------------------------------------------------------------------------------------
ICST, Inc. ............   Pennsylvania        3674        23-2704328   2435 Boulevard of the
                                                                       Generals
                                                                       Valley Forge, PA 19482
                                                                       (610) 630-5300
-------------------------------------------------------------------------------------------------
MicroClock, Inc. ......   Delaware            3674        77-0340495   Corporation Trust Center
                                                                       1209 Orange Street
                                                                       Wilmington, DE 19801
                                                                       (302) 777-0200
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   The Company and its subsidiary ICST, Inc. are incorporated under the laws of the Commonwealth of Pennsylvania. Sections 1741 through 1750 of Chapter 17, Subchapter D, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

   Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under Section 1743, indemnification of expenses actually and reasonably incurred is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding.

   Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

   Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

   Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

   Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders of disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

   Section 1747 also grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17D of the BCL.

   Section 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

   Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

   For information regarding provisions under which a director or officer of the Company may be insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such, reference is made to
Article 23 of the Company's Bylaws, which provides in general that the Company shall indemnify its officers and directors to the fullest extent permitted by Pennsylvania law. Article 23 further provides that no director of the Company shall be personally liable, as such, for monetary damages for any action taken unless the director has breached or failed to perform the duties of his or her office, and the breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness, except with respect to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes.

   It is the policy of the Company that indemnification of, and advancement of expenses to, directors and officers of the Company shall be made to the fullest extent permitted by law.

   The Company shall pay expenses incurred by an officer or director, and may pay expenses incurred by any other employee or agent, in defending a proceeding, in advance of the final disposition of such action or proceeding.

   The Company has the authority to create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under the Company's Bylaws or otherwise.

   The Company has the authority to enter into a separate indemnification agreement with any officer, director, employee or agent of the Company or any subsidiary providing for such indemnification of such person as the Board of Directors shall determine up to the fullest extent permitted by law.

   The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Bylaws or under any provision of the BCL or other applicable law.

   The Company currently provides insurance coverage to its directors and officers for up to $[20] million.

   In connection with the recapitalization, Bain Capital Fund VI, L.P. and Bear Stearns Merchant Fund Corp., equity investors in the Company after the recapitalization, have agreed to severally and not jointly, indemnify and hold harmless Rudolf S. Gassner, John L. Pickitt and Edward M. Esber, Jr., directors of the Company who will not continue to be directors after the recapitalization, and their respective heirs, personal representatives and administrators, from and against any and all liabilities that any of them may incur solely to the extent incurred directly as a result of their approval of
(i) the Confidential Information Memorandum ("Memorandum") dated February 1999 relating to proposed $145 million credit facilities ("Facilities"), (ii) a letter from the Company to Credit Suisse First Boston relating to the Memorandum, a copy of which is included in the Memorandum, (iii) the Rule 144A Offering Circular of the Company relating to an offering of $100,000,000 of Senior Subordinated Notes Due 2009 ("Notes"), (iv) the incurrence of any indebtedness under the Facilities or the Notes, and (v) the engagement of Murray, Devine & Co., Inc. to provide a solvency opinion in connection with the recapitalization.

   For information regarding provisions under which a director or officer of ICST, Inc. may be insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such, reference is made to
Article 23 of ICST's bylaws, which provides in general that ICST shall indemnify its officers and directors to the fullest extent permitted by Pennsylvania law.

   The Company's subsidiaries, ICS Technologies, Inc. and MicroClock, Inc., are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, inter alia ("Section 145") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, such as attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnify may include expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

   Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section145.

   For information regarding provisions under which a director or officer of ICS Technologies, Inc. may be insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such, reference is made to Article VI of ICS Technologies' bylaws, which provides in general that ICS Technologies shall indemnify its officers and directors to the fullest extent permitted by and under Section 145.

   For information regarding provisions under which a director or officer of MicroClock, Inc. may be insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such, reference is made to Article VII of MicroClock's bylaws, which provides in general that MicroClock shall indemnify its officers and directors and authorized representatives who was or is a party, or is threatened to be made a party to any third party proceeding or any corporate proceeding by reason of the fact that such person is or was an authorized representative of the MicroClock against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred bu such person in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of MicroClock.

Item 21. Exhibits and Financial Statement Schedules.

 Exhibit                             Description
 -------                             -----------
  *3.1   Amended and Restated Articles of Incorporation of the Company dated
         May 12, 1999.

  *3.2   Amended and Restated By-laws of the Company.

  *3.3   Amended and Restated Articles of Incorporation of ICST, Inc.

 Exhibit                               Description
 -------                               -----------
   *3.4  By-laws of ICST, Inc.

   *3.5  Certificate of Incorporation of ICS Technologies, Inc.

   *3.6  By-laws of ICS Technologies, Inc.

   *3.7  Restated Certificate of Incorporation of MicroClock, Inc.

   *3.8  By-laws of MicroClock, Inc.

   *4.1  Indenture, dated as of May 11, 1999, between the Company and Chase
         Manhattan Trust Company, National Association, as Trustee with respect to the 11 1/2% Senior Subordinated Notes due 2009 (including the form of 11 1/2% Senior Subordinated Notes).

   *5.1  Opinion of Pepper Hamilton LLP.

  *10.1  Purchase Agreement, dated as of May 5, 1999, among the Company, Bear
         Stearns & Co. Inc. and Credit Suisse First Boston Corporation.

  *10.2  Registration Rights Agreement, dated as of May 11, 1999, among the
         Company, each of the three Guarantor Subsidiaries, Bear, Stearns &
         Co., Inc. and Credit Suisse First Boston Corporation.

  *10.3 Consulting Agreement, dated as of May 11, 1999, between the Company and Henry I. Boreen.

  *10.4  Integrated Circuit Systems, Inc. 1999 Stock Option Plan.

  *10.5  Credit Agreement, dated as of May 11, 1999, among the Company, Credit
         Suisse First Boston as Administrative Agent, Sole Lead Arranger and
         Collateral Agent, and the various lending institutions party thereto.

  *10.6  Lease, dated as of January 29, 1999 between BET Investments IV and the
         Company.

  *10.7  Agreement and Plan of Merger as of January 20, 1999, between the
         Company and ICS Merger Corp. (the "Recapitalization Agreement").

  *10.8  Amendment No.1 to the Recapitalization Agreement, dated as of February
         16, 1999.

  *10.9 Executive Stock and Option Agreement, dated as of May 11, 1999, between the Company and Hock E. Tan (an identical Executive Stock and
         Option Agreement, except as to the grantee and the number of options granted, was entered into with Lewis C. Eggebrecht (135,000 of Class A
         Common, 15,000 of Class L Common)).

  *10.10 Deferred Compensation Agreement, dated as of May 11, 1999, between the
         Company and Hock E. Tan (an identical Deferred Compensation Agreement, except as to the beneficiary and the benefit amount, was entered into with Lewis C. Eggebrecht ($59,940)).

  *10.11 Stockholders Agreement, dated as of May 11, 1999, among the Company,
         Bain Capital Fund VI, L.P., BCIP Associates II, BCIP Trust Associates
         II, BCIP Associates II-B, BCIP Trust Associates II-B, BCIP Associates
         II-C, PEP Investments PTY Ltd., Randolph Street Partners II, Randolph
         Street Partners 1998 DIF, L.L.C., ICST Acquisition Corp. and
         Integrated Circuit Systems Equity Investors, L.L.C.

  *10.12 Employee Agreement, dated August 1, 1994, between the Company and Hock
         E. Tan.

  *10.13 Consultant Stock Agreement, dated as of May 11, 1999, between the
         Company and Henry I. Boreen.

  *10.14 Registration Agreement, dated as of May 11, 1999, among the Company,
         Bain Capital Fund VI, L.P., BCIP Trust Associates II, BCIP Trust
         Associates II-B, BCIP Associates II, BCIP Associates II-B, BCIP
         Associates II-C, PEP Investments PTY Ltd., Randolph Street Partners
         II, Randolph Street Partners 1998 DIF, L.L.C., ICST Acquisition Corp.,
         Hock E. Tan, Lewis C. Eggebrecht and Integrated Circuit Systems Equity
         Investors, L.L.C.


 Exhibit                               Description
 -------                               -----------
  *10.15 Executive Stock Purchase Agreement, dated as of May 11, 1999, between the Company and Hock E. Tan.

  *10.16 Promissory Note, dated as of May 11, 1999, executed by Hock E. Tan.

  *10.17 Pledge Agreement, dated as of May 11, 1999, between the Company and
         Hock E. Tan.

  *10.18 Voting Agreement, dated as of May 11, 1999, among the Company, Bain
         Capital Fund VI, L.P., BCIP Associates II, BCIP Trust Associates II,
         BCIP Associates II-B, BCIP Trust Associates II-B, BCIP Associates II-
         C, PEP Investments PTY Ltd., Randolph Street Partners II, Randolph
         Street Partners 1998 DIF, L.L.C., ICST Acquisition Corp., Henry I.
         Boreen, Christopher J. Bland and Barry E. Olsen.

  *10.19 Employment Agreement, dated as of May 11, 1999, between the Company and Hock E. Tan.

  *10.20 Non-Compete Agreement, dated as of May 11, 1999, between the Company and Hock E. Tan.

  *10.21 Advisory Agreement, dated as of May 11, 1999, between the Company and
         Bain Capital Partners VI, L.P.

  *10.22 Advisory Agreement, dated as of May 11, 1999, between the Company and
         ICST Acquisition Corp.

 **10.23 Lease Agreement, dated June 13, 1988, between VLSI Design Associates and The Sobrato Group (Exhibit 10.27 to the Registrant's registration statement, No. 33-54142, on Form S-4, filed November 3, 1992).

 **10.24 Lease between Turtle Beach Systems, Inc. and Winship Land Associates
         III, dated May 28, 1993 (Exhibit 10.27 to the Registrant's 1993 Annual
         Report on Form 10-K [the "1993 Form 10-K"]).

 **10.25 First Amendment to lease, dated as of May 13, 1993, between the registrant and The Sobrato Group (Exhibit 10.28 to the 1993 Form 10-
         K).

 **10.26 Wafer purchase contract, dated as of October 12, 1994, between the Company and American Microsystems, Inc. (Exhibit 10 to the
         Registrant's Form 10-Q for the quarter ended September 30, 1994).

 **10.27 Agreement, dated as of November 21, 1994, between the Company and Edward H. Arnold (Exhibit 10.1 to the Registrant's Form 10-Q for the quarter ended December 31, 1994).

 **10.28 Wafer purchase contract, dated as of November 8, 1995, between the Company and Chartered Semiconductor Manufacturing Pte. Ltd. (Exhibits
         10(a) and 10(b) to the Registrant's Form
         10-Q for the quarter ended December 30, 1995).

  *12.1  Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

  *16.1  Letter from KPMG LLP re: Change in Certifying Accountant.

   21.1  Subsidiaries of the Company.

  *23.1  Consent of KPMG LLP.

  *23.2  Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

   24.1  Powers of Attorney (included in Part II of the Registration
         Statement).

  *25.1  Statement of Eligibility of Trustee on Form T-1.

  *27.1  Financial Data Schedule (Fiscal Year 1999).

  *99.1  Form of Letter of Transmittal.

  *99.2  Form of Notice of Guaranteed Delivery.

  *99.3  Form of Exchange Agreement between the Company and Chase Manhattan
         Trust Company, National Association, as Trustee.

--------

*Previously filed.
**Incorporated by reference.

   All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 22. Undertakings.

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (5) The registrant undertakes that every prospectus (a) that is filed pursuant to paragraph (1) immediately preceding, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (8) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first Class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (9) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SCHEDULE II

                        INTEGRATED CIRCUIT SYSTEMS, INC.
                       VALUATION AND QUALIFYING ACCOUNTS

           Years ended July 3, 1999, June 27, 1998 and June 28, 1997
                                 (in thousands)

                           Balance at  Additions Charged
                          Beginning of   to Costs and                 Balance at
Description                  Period        Expenses      Deductions  End of Period
------------------------  ------------ ----------------- ----------  -------------
Year ended July 3, 1999:
 Valuation reserves:
  Doubtful Accounts.....     $  627         $  430         $  116       $  941
  Returns and
   Allowances...........      1,166             43            --         1,209
  Inventory.............      3,360          2,380            600        5,140
  Deferred tax
   valuation............      3,145            --             428        2,717
Year ended June 27,
 1998:
 Valuation reserves:
  Doubtful Accounts.....     $  212         $  543         $  128       $  627
  Returns and
   Allowances...........        231            935            --         1,166
  Inventory.............      2,373          2,687          1,700(1)     3,360
  Deferred tax
   valuation............      3,090             55            --         3,145
Year ended June 28,
 1997:
 Valuation reserves:
  Doubtful Accounts.....     $  230         $  172         $  190       $  212
  Returns and
   Allowances...........      1,849            --           1,618(1)       231
  Inventory.............      2,001            372            --         2,373
  Deferred tax
   valuation............        911          2,179            --         3,090

--------
(1) Reflects the de-consolidation of Turtle Beach.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Integrated Circuit Systems, Inc. has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Norristown, Commonwealth of Pennsylvania, on the 19th day of October, 1999.

                                          Integrated Circuit Systems, Inc.

                                                      /s/ Hock E. Tan
                                          By: _________________________________
                                                     Name: Hock E. Tan
                                                 Title: President and Chief
                                                     Executive Officer

                                     * * *

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of October, 1999.

              Signature                                Capacity
              ---------                                --------

           /s/ Hock E. Tan             (Principal Executive Officer) President,
______________________________________  Chief Executive Officer and Director
             Hock E. Tan

         /s/ Justine F. Lien           (Principal Financial Officer and
______________________________________  Principal Accounting Officer) Chief
           Justine F. Lien              Financial Officer

                  *                    Director
______________________________________
           Henry I. Boreen

                  *                    Director
______________________________________
            David Dominik

                  *                    Director
______________________________________
          Michael A. Krupka

                  *                    Director
______________________________________
            Prescott Ashe

                  *                    Director
______________________________________
             John Howard

      /s/ Hock E. Tan

*By: _______________________

  Hock E. Tan Attorney in Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, ICS Technologies, Inc. has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Norristown, Commonwealth of Pennsylvania, on the 19th day of October, 1999.

                                          ICS Technologies, Inc.

                                                      /s/ Hock E. Tan
                                          By: _________________________________
                                                     Name: Hock E. Tan
                                                 Title: President and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hock E. Tan his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                     * * *

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of October, 1999.

              Signature                                Capacity
              ---------                                --------

           /s/ Hock E. Tan             (Principal Executive Officer) President,
______________________________________  Chief Executive Officer and Director
             Hock E. Tan

         /s/ Justine F. Lien           (Principal Financial Officer and
______________________________________  Principal Accounting Officer) Chief
           Justine F. Lien              Financial Officer

         /s/ Henry I. Boreen           Director
______________________________________
           Henry I. Boreen

          /s/ David Dominik            Director
______________________________________
            David Dominik

        /s/ Michael A. Krupka          Director
______________________________________
          Michael A. Krupka

          /s/ Prescott Ashe            Director
______________________________________
            Prescott Ashe

           /s/ John Howard             Director
______________________________________
             John Howard

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, ICST, Inc. has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Norristown, Commonwealth of Pennsylvania, on the 19th day of October, 1999.

                                          ICST, Inc.

                                                      /s/ Hock E. Tan
                                          By: _________________________________
                                                     Name: Hock E. Tan
                                                 Title: President and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hock E. Tan his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                     * * *

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of October, 1999.

              Signature                                Capacity
              ---------                                --------

           /s/ Hock E. Tan             (Principal Executive Officer) President,
______________________________________  Chief Executive Officer and Director
             Hock E. Tan

         /s/ Justine F. Lien           (Principal Financial Officer and
______________________________________  Principal Accounting Officer) Chief
           Justine F. Lien              Financial Officer

         /s/ Henry I. Boreen           Director
______________________________________
           Henry I. Boreen

          /s/ David Dominik            Director
______________________________________
            David Dominik

        /s/ Michael A. Krupka          Director
______________________________________
          Michael A. Krupka

          /s/ Prescott Ashe            Director
______________________________________
            Prescott Ashe

           /s/ John Howard             Director
______________________________________
             John Howard

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Microclock, Inc. has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Norristown, Commonwealth of Pennsylvania, on the 19th day of October, 1999.

                                          Microclock, Inc.

                                                      /s/ Hock E. Tan
                                          By: _________________________________
                                                     Name: Hock E. Tan
                                                 Title: President and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hock E. Tan his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                     * * *

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of October, 1999.

              Signature                                Capacity
              ---------                                --------

           /s/ Hock E. Tan             (Principal Executive Officer) President,
______________________________________  Chief Executive Officer and Director
             Hock E. Tan

         /s/ Justine F. Lien           (Principal Financial Officer and
______________________________________  Principal Accounting Officer) Chief
           Justine F. Lien              Financial Officer

         /s/ Henry I. Boreen           Director
______________________________________
           Henry I. Boreen

          /s/ David Dominik            Director
______________________________________
            David Dominik

        /s/ Michael A. Krupka          Director
______________________________________
          Michael A. Krupka

          /s/ Prescott Ashe            Director
______________________________________
            Prescott Ashe

           /s/ John Howard             Director
______________________________________
             John Howard

                                 EXHIBIT TABLE

 Exhibit                         Description
 -------                         -----------
  21.1   Subsidiaries of the Company.

  24.1   Powers of Attorney (included in Part II of the Registration
         Statement).